As filed with the Securities and Exchange Commission on August 6, 2021
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 7th Avenue, Floor M1 New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

LivePerson, Inc. 2019 Stock Incentive Plan, as amended
(Full title of the Plan)

Monica L. Greenberg, Esq.
Executive Vice President of Policy and General Counsel
LivePerson, Inc.
5307th Avenue, Floor M1
New York, New York 10018
(Name and Address of Agent for Service)

(212) 609-4200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Mark Hayek, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
(212) 859-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000 (1)	$59.66 (2)	$298,275,000	$32,541.80

(1)
Represents an additional number shares of common stock of LivePerson, Inc. (the “Registrant”), par value $0.001 per share (“Common Stock”) that are issuable under the LivePerson, Inc. 2019 Stock Incentive Plan, as amended (the “2019 Stock Incentive Plan”), and, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share was calculated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee on the basis of $59.655 per share, the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 4, 2021.

EXPLANATORY NOTE

At the 2021 annual meeting of the stockholders of the Registrant, the Registrant’s stockholders approved an amendment to the 2019 Stock Incentive Plan, which provides for grants of equity awards to eligible employees, offices, and directors of the Registrant and its affiliates. The number of shares of Common Stock that may be issued pursuant to the 2019 Stock Incentive Plan was increased by 5,000,000 shares of Common Stock. The Registration Statement relates to the additional 5,000,000 shares of Common Stock authorized for future issuance under the 2019 Stock Incentive Plan.

Pursuant to General Instruction E to Form S-8, the contents of the registration statements on Form S-8 with respect to the 2019 Stock Incentive Plan (File No. 333-234676) filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2019 and on August 14, 2020, including the information contained therein, is hereby incorporated by reference in the Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in the Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to 2019 Stock Incentive Plan participants as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in the Registration Statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12G filed with the Commission under the Exchange Act on March 28, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into the Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into the Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

    Not required to be filed with the Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.    Undertakings.

Not required to be filed with the Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August, 2021.

LIVEPERSON, INC.

By:	/s/ Robert P. LoCascio
Robert P. LoCascio
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of LivePerson, Inc., hereby severally constitute and appoint Robert P. LoCascio, John Collins and Monica L. Greenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LivePerson, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert P. LoCascio	Chief Executive Officer and Chairman of the Board	August 6, 2021
Robert P. LoCascio	(Principal Executive Officer)

/s/ John Collins	Chief Financial Officer	August 6, 2021
John Collins	(Principal Financial Officer)

/s/ Norm Osumi	Chief Accounting Officer	August 6, 2021
Norm Osumi

/s/ Peter Block	Director	August 6, 2021
Peter Block

/s/ Ernest Cu	Director	August 6, 2021
Ernest Cu

/s/ Kevin C. Lavan	Director	August 6, 2021
Kevin C. Lavan

/s/ Jill Layfield	Director	August 6, 2021
Jill Layfield

/s/ Fred Mossler	Director	August 6, 2021
Fred Mossler

/s/ William G. Wesemann	Director	August 6, 2021
William G. Wesemann

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1
Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed with the Securities and Exchange Commission on March 30, 2001 (the “2000 Form 10-K”))

4.2
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of November 12, 2019 (incorporated by reference to Exhibit 4.2 to the registrant’s Form S-8 (File No. 333-234676) filed with the Securities and Exchange Commission on November 13, 2019).

4.3	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the 2000 Form 10-K)

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1*	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1*	LivePerson, Inc. 2019 Stock Incentive Plan, as amended.
______________________
*Filed herewith.